Form 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2013
Date of Report (Date of earliest event reported)

INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

487 Devon Park Drive, Suite 212
Wayne, PA 19087
(Address of principal executive offices)

484-598-2300
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

We received a letter from a California law firm alleging certain violations of the California Consumer Legal Remedies Act in connection with the Company’s advertising and marketing of its DermaWandTM product.  The law firm purported to represent a class of plaintiffs and invited us to contact them in order to amicably resolve the matter.

We have consulted with counsel and have presented to the California law firm the substantiation for our advertising and marketing claims.  While they have acknowledged a good portion of our substantiation, the law firm continues to press for a settlement under threat of litigation.

We believe we would prevail if the California law firm were to bring suit.  However, while the cost of settling the matter would likely be material, we also believe that the cost of litigation may exceed the amount for which the matter can be settled.  Therefore, while it may take substantial time, we are continuing settlement negotiations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Richard Ransom
Richard Ransom, President

Date:  March 4, 2013